UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) August 2, 2019 (July 30, 2019)

Teladoc Health, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37477	04-3705970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Manhattanville Road, Suite 203 Purchase, New York	10577
(Address of principal executive offices)	(Zip Code)

(203) 635-2002

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	TDOC	The New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company               ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 30, 2019, David Sides has accepted the position of Chief Operating Officer of Teladoc Health, Inc. (the “Company”). Peter McClennen, who previously held the position of President of the Company, will continue as President – North American Hospitals and Group Health.

Prior to joining the Company, Mr. Sides, age 49, served as President, Chief Executive Officer and a member of the board of directors of Streamline Health Solutions, Inc. from January 2015. From September 2014 until he was appointed to his positions as President and Chief Executive Officer of Streamline Health, Mr. Sides served as Executive Vice President and Chief Operating Officer. Mr. Sides served as Chief Executive Officer of iMDsoft from July 2012 to March 2014. While with iMDsoft, a global provider of clinical information systems, Mr. Sides led the company’s transformation following the acquisition of the company by a private equity firm. From 1995 to 2012, Mr. Sides held a number of successive positions at Cerner Corporation, a global supplier of health care information technology solutions, services, devices and hardware, culminating in serving as Senior Vice President of Worldwide Consulting. In that position, he led professional services in 24 countries worldwide. From March 2014 to September 2014, Mr. Sides was an independent consultant. Mr. Sides has a B.A. in biophysics from the University of California, Berkeley as well as master’s of both health administration and business administration from the University of Missouri, Columbia. Mr. Sides is a Fellow of the American College of Healthcare Executives.

There are no arrangements or understandings between Mr. Sides and any other person pursuant to which he was selected as an officer. There are no family relationships between Mr. Sides and any director or officer of the Company or any other related-party transaction of the Company involving Mr. Sides.

In connection with his appointment as Chief Operating Officer, Mr. Sides and the Company entered into a letter agreement that provides for (i) an annual base salary of $450,000, (ii) eligibility to receive an annual bonus targeted at 75% of his annual base salary, with a bonus in respect of 2019 in an amount equal to the greater of his 2019 target annual bonus and his 2019 bonus calculated in accordance with the Company’s executive bonus plan, in each case, pro-rated to reflect his partial year of service, and (iii) incentive equity awards under the Company’s 2017 Inducement Award Plan with an aggregate grant date fair value of approximately $3,000,000, which were issued on July 30, 2019 in the form of 49,508 stock options and 21,897 restricted stock units. The options issued to Mr. Sides have an exercise price of $68.50, which is the closing price of the Company’s common stock on the grant date, and vest as to 25% of the underlying shares on the first anniversary of the grant date, and as to the remaining 75% of the underlying shares in 36 equal monthly installments thereafter, subject to Mr. Sides’s continued service on the applicable vesting date. The restricted stock units issued to Mr. Sides vest in three equal installments on each of the first three anniversaries of the grant date, subject to Mr. Side’s continued service on the applicable vesting date.

In connection with his appointment as Chief Operating Officer, the Company and Mr. Sides also entered into an executive severance agreement (the “Severance Agreement”). The Severance Agreement provides that, in the event Mr. Sides is terminated by the Company without “cause” or he resigns for “good reason” (each, as defined in the Severance Agreement), in each case, other than within 12 months following a “change of control” (as defined in the Severance Agreement) of the Company, he will be eligible to receive severance payments and benefits of (i) 12 months of continued base salary, (ii) any earned but unpaid annual bonus for the year prior to his termination, (iii) up to 12 months of continued health insurance premiums and (iv) accelerated vesting of his outstanding equity or equity-based awards scheduled to vest based on continued service during the six months following his termination, with any performance-based awards remaining eligible to vest to the extent the performance conditions are satisfied in the six months following the termination. If Mr. Sides’ qualifying termination of employment occurs within 12 months following a change of control of the Company, he will be eligible to receive the foregoing payments and benefits, except that (i) in lieu of the foregoing equity acceleration, all of his unvested equity and equity-based awards subject to service-based vesting will immediately and fully vest and any performance-based awards will remain eligible to vest to the extent the performance conditions are thereafter satisfied, and (ii) he will also be eligible to receive an additional lump-sum payment equal to 100% of his target annual bonus. Mr. Sides’ receipt of severance payments and benefits is subject to his timely execution and delivery of a release of claims against the Company and his ongoing compliance with certain restrictive covenants contained in the Severance Agreement.

Mr. Sides is subject to customary non-compete and non-solicitation provisions during the term of his employment and for a period of 12 months following his termination. Mr. Sides has also entered into the Company’s standard indemnification agreement.

Item 7.01. Regulation FD.

On July 31, 2019, the Company issued a press release regarding the matter discussed in Item 5.02 of this Current Report. A copy of the press release is furnished herewith as Exhibit 99.1.

The information furnished under this Item 7.01 of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Teladoc Health, Inc. press release, dated July 31, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELADOC HEALTH, INC.

Date:	August 2, 2019	By:	/s/ Adam C. Vandervoort
		Name:	Adam C. Vandervoort
		Title:	Chief Legal Officer and Secretary